Exhibit 99-B.10 - Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public
Accounting Firm” and to the use of our report dated March 31, 2008, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company of New York as
of December 31, 2007 and 2006, and for each of the three years in the period ended
December 31, 2007, and to the use of our report dated March 21, 2008, with respect to the statements of assets and liabilities of Separate Account NY-B of ReliaStar Life
Insurance Company of New York as of December 31, 2007, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4
No. 333-139695) and the related Prospectus and Statement of Additional Information of
Separate Account NY-B of ReliaStar Life Insurance Company of New York.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 16, 2008